EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of WaterPure International, Inc. on Form S-8 of our report dated September 25, 2006 and contained in the prospectus filed pursuant to Rule 424(b) filed with the SEC on November 9, 2006, file No. 33-135783, insofar as such reports relate to the financial statements of WaterPure International, Inc. for the period from inception (July 22, 2005) through June 30, 2006.

/s/ Carlin, Charron & Rosen, LLP

Glastonbury, Connecticut
March 30, 2007